Exhibit 99.1
Ventas, Inc.     111 South Wacker Drive, Suite 4800     Chicago, Illinois 60606     (877) 4-VENTAS     www.ventasreit.com

Contact:	David J. Smith (877) 4-VENTAS
VENTAS DECLARES REGULAR QUARTERLY DIVIDEND OF $0.535 PER SHARE;
VENTAS ANNOUNCES RESULTS OF ANNUAL MEETING
Stockholders Re-elect Directors, Ratify Ernst & Young and
Approve Proposal on Board Elections;
Board Re-appoints Leadership

CHICAGO, IL (May 3, 2010) — Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that its Board of Directors declared a regular quarterly dividend of $0.535 per share, payable in cash on June 30, 2010 to stockholders of record on June 11, 2010. The dividend is the second quarterly installment of the Company’s 2010 annual dividend.
STOCKHOLDERS APPROVE PROPOSALS
At Ventas’s annual meeting on Friday, April 30, 2010, stockholders voted to re-elect the following Board members to new one-year terms: Debra A. Cafaro, Douglas Crocker II, Ronald G. Geary, Jay M. Gellert, Robert D. Reed, Sheli Z. Rosenberg, James D. Shelton and Thomas C. Theobald.
Ventas stockholders also ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010 and approved a non-binding stockholder proposal to adopt a majority vote standard for the election of directors.
“As a shareholder-focused Company, the Ventas Board will examine the results of this vote to adopt a majority voting standard for the election of directors, engage in a dialogue with our investors, and respond in a manner that serves the best interests of all our constituents,” said Sheli Z. Rosenberg, Chair of the Ventas Nominating and Governance Committee.
BOARD RE-APPOINTS LEADERSHIP
The Ventas Board also said today that it re-appointed Ms. Cafaro as Chairman. She is also the Company’s President and Chief Executive Officer.
Additionally, consistent with the Company’s commitment to sound corporate governance, the Ventas Board of Directors re-appointed Mr. Crocker, an independent director, as the Company’s Presiding Director to chair executive sessions of the Board and otherwise act as a liaison between the independent members of the Ventas Board and the Company’s management.
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Ventas Declares Regular Quarterly Dividend
May 3, 2010

“I am honored to be reappointed by my co-directors as Ventas’s Presiding Director,” said Douglas Crocker II. “I look forward to continuing to work with our Chief Executive Officer Debra Cafaro and the excellent executive leadership team at Ventas in the coming years as we build on our exceptional record of creating long-term value for Ventas shareholders.”
Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of properties located in 43 states and two Canadian provinces includes seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. More information about Ventas can be found on its website at www.ventasreit.com.
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.
The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (d) the nature and extent of future competition; (e) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (f) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (g) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (h) the results of litigation affecting the Company; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (j) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2009 and for the year ending December 31, 2010; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon default; (n) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) the movement of U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred Healthcare, Inc., and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) the ability and willingness of the lenders under the Company’s unsecured revolving credit facilities to fund, in whole or in part, borrowing requests made by the Company from time to time; (t) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (u) the impact of any financial, accounting, legal or regulatory issues that may affect the Company or its major tenants, operators or managers. Many of these factors are beyond the control of the Company and its management.
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